11
                                  AGREEMENT


      This agreement ("Agreement") is made this 10th day of October, 1997, between SPACEHAB, Incorporated ("SHI"), a Washington state corporation with its principal office located in Vienna, Virginia and INTOSPACE GmbH, with its principal office located in Hannover, Germany ("INTOSPACE"), as contractor to the European Space Agency ("ESA", collectively "Buyer").

      WHEREAS INTOSPACE desires to procure SPACEHAB pressurized module services ("SPACEHAB" or "Module") and retain SHI to act as the carrier and interface between the U.S. National Aeronautics and Space Administration's ("NASA") Space Shuttle fleet and the experiments listed in Exhibit A aboard a SPACEHAB Module Mission currently manifested as STS-95.

      WHEREAS SHI desires to supply to INTOSPACE such services and to act as the carrier and interface between the NASA Space Shuttle fleet and the experiments listed in Exhibit A aboard a SPACEHAB Module Mission currently manifested as STS-95 ("Mission"); and

      WHEREAS SHI must immediately begin to perform certain tasks associated with the analytical and physical integration of the Exhibit A experiments into the SPACEHAB Module in order to complete these tasks prior to the anticipated launch date; and

      WHEREAS INTOSPACE, ESA and SPACEHAB have mutually agreed to the Experiment Chargeable Mass policy presented in the Exhibit B table.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Statement of Work

      SHI will provide, at the times and locations set forth therein and pursuant to the terms and conditions of this Agreement, the supplies and services described in the Statement of Work ("SOW") in Exhibit C for the payloads AGHF (chargeable mass 235 kg), FAST (chargeable mass 65 kg), APCF (two units), BIOBOX and SSD/MOMO (together having a chargeable mass of 178 kg, 150 kg of which will be accommodated through the ESA/NASA Super Guppy Barter Agreement leaving a net chargeable mass for these payloads of 28
      kg) and Accelerometer (chargeable mass 10 kg) attached hereto as Exhibit A and incorporated herein by this reference.

2.    Price and Terms of Payment

      INTOSPACE shall pay SHI a fixed price of 1997 US$ 9,030,000 for performance of the SOW aboard STS-95 for all of the "Standard Services" provided by SHI as set forth in the SOW, less INTOSPACE's commission as set forth in the INTOSPACE/SPACEHAB Broker Agreement dated February 15, 1989.

      *  97US$ 2,200,000.00  upon execution of this  agreement, less $70,000.00 paid already as the reservation fee.

      *  97US$ 1,300,000.00  upon ESA signature of the Exhibit A Core Interface
                            Control Documents (ICD's) for AGHF and FAST.

      *  97US$ 3,400,000.00  Launch minus 6 months.

      *  97US$ 1,100,000.00  Launch minus 3 months.

      *  97US$ 1,030,000.00  after  return of the shuttle and completion of all tasks due under the contract.
      Total   9,030,000.00

      The actual Chargeable Mass (reference Exhibit B) for each experiment in Exhibit A and its supporting flight hardware shall be determined by SHI using a calibrated scale at the time of installation of each experiment into the module. Any upward deviation in the measured Chargeable Mass and flown on the mission from the Chargeable Mass referred to in Section 1 above shall result in an upward price adjustment for that experiment at the rate of $28,000/kg (less the applicable commission to INTOSPACE). The cumulative total of all experiment upward price deviations shall be paid to SHI at the time of final contract payment above, in addition to the final payment amount, also indicated above.

3.    Payment Terms and Conditions

      a. For the payments subsequent to the initial payment, SHI will invoice INTOSPACE in accordance with the integration task completion milestones as specified in Section 2 above. Invoiced amounts shall be escalated from January 1, 1997 US$ as determined by the US Bureau of Labor Statistics news release entitled "Productivity and Costs" to the actual SHI invoice date for all payments. Payments shall be made within 30 days of invoice date.

      b. SHI shall send a Final Accounting/Billing to INTOSPACE as promptly as possible after completion of the last service provided by SHI under this Agreement. The Final Accounting/Billing will contain a final accounting under the Agreement and address additional payment requirements, if any, from INTOSPACE. If, as a result of final Accounting/Billing, an additional INTOSPACE payment is required, such payment shall be due 60 days after the billing date of the Final Accounting/Billing.

4.    Mission Delays

      In the event STS-95 is delayed, suspended, or postponed, there may be additional charges to INTOSPACE as specified in the following circumstances:

      a.   Delay caused by NASA

           INTOSPACE   pays   only    additional    service   costs,   if   any,
           required/provided by NASA and/or SHI.

      b.   Delay caused by SHI

           INTOSPACE   pays   only    additional    service   costs,   if   any,
           required/provided by NASA.

      c.   Delay caused by INTOSPACE/ESA

           INTOSPACE pays any additional NASA costs charged to SHI which may be required or caused by any delay, suspension or postponement of the launch in excess of the 72 hours allowable delay for which NASA does not charge.

                INTOSPACE  pays for any  additional  costs  incurred  by SHI for services provided by NASA and/or SHI.

5.    Optional Services

      There are currently no optional services priced under this Agreement. Prices for any optional services will be negotiated on an individual basis and will be in addition to the price as set forth in Section 2 above.

6.    Applicability of NASA/SHI Space Shuttle Agreements

      SHI and INTOSPACE acknowledge that performance of the services described in this Agreement and the SOW depends upon the agreement(s) governing NASA's lease of the Module for STS-95 or any other missions covered herein ("NASA Contracts"). Any changes to these NASA/SHI agreement(s) that are imposed by NASA and which prevent SHI from providing the services described herein shall not constitute a breach of this Agreement by either SHI or INTOSPACE. In the event of such changes by NASA, SHI, and INTOSPACE agree to negotiate an equitable adjustment to this Agreement that satisfies both parties as well as NASA's new requirements. If there are any conflicts between this Agreement and the requirements of the NASA Contracts applicable to this Agreement, the NASA Contracts terms and conditions shall take precedence.

7.    Exchange of Documentation and Information

      a. SHI and INTOSPACE shall exchange all documents and information required for each party to fulfill its responsibilities under this Agreement.

      b. All technical data furnished to SHI under this Agreement shall be provided with no restricted rights for use, duplication, and disclosure in any manner and for any purpose whatsoever in performance of this Agreement by SHI and its contractors and subcontractors, and without a restrictive legend, except as provided below. It is the intent of the parties that the designation of proprietary technical data or trade secrets shall be kept to a minimum in order to facilitate implementation of this Agreement.

      c. In the event any of the technical data required to be furnished to SHI under this Agreement is considered by INTOSPACE to be proprietary or a trade secret (such as detailed design, manufacturing and processing information) and INTOSPACE desires to maintain proprietary or trade secret rights for such data, INTOSPACE shall inform SHI that the data is considered proprietary or a trade secret and any data so provided shall be conspicuously marked by INTOSPACE "Proprietary" or "Trade Secret" prior to submittal to SHI. SHI agrees that the data will not, without permission of INTOSPACE, be duplicated, used or disclosed by SHI or its contractors and subcontractors for any purpose other than as necessary to carry out SHI's obligations pursuant to the agreements referenced in Section 5 above or this Agreement. If required by such contractors and/or subcontractors, the data will only be furnished after the contractors and/or subcontractors have agreed with SHI in writing to protect the data from unauthorized use, duplication and disclosure.

      d. SHI considers all data (including data reduction and analysis) obtained or derived from the Exhibit A experiments as a result of the activities for which INTOSPACE has paid SHI under this Agreement to be property of INTOSPACE, and, in order to protect trade secrets and other property rights of INTOSPACE in such data, SHI will maintain such data in confidence. SHI will not acquire, as a result of launch and associated services under this Agreement, any rights to INTOSPACE's copyrights, trademarks, trade secrets, inventions, or patents which may be used in or result from Exhibit A experiments or any rights to INTOSPACE's proprietary or trade secret data, except the right to use duplicate, and disclose such data as set forth above.

8.    Permits and Licenses

      SHI shall obtain any permit or license that may be required to provide the services to be furnished under this Agreement. INTOSPACE will be responsible for obtaining any permit or license that may be required to perform an activity unique to the Exhibit A experiments that is not included in the foregoing, such as tests involving use of radioactive materials or particular requirements of INTOSPACE's own government(s), or governmental authorities outside the United States.

9.    Allocation of Certain Risks and Limitation of Liability

      a.    Inter-Party Waiver of Liability.

           In carrying out this Agreement, SHI, ESA/INTOSPACE, and NASA, will respectively utilize their property and employees in the SPACEHAB Payload Processing Facility ("SPPF"), NASA facilities, and during payload processing activities and STS Operations in close proximity to one another and to others. Furthermore, the parties recognize that all participants are engaged in the common goal of meaningful exploration, exploitation and utilization of outer space. In furtherance of this goal, the parties hereto agree to a no-fault, no-subrogation, inter-party waiver of liability pursuant to which each party agrees not to bring claims in arbitration or otherwise against or sue the other party or other customers of SHI, and agrees to absorb the financial and any other consequences arising out of damage to its own property and employees as a result of participation in the payload processing activities and STS Operations, irrespective of whether such damage is caused by SHI, ESA, INTOSPACE, other SHI customers, NASA, or other NASA customers participating in payload processing activities and STS Operations and regardless of whether such damage arises through negligence or otherwise.

      b.    Extension of Inter-Party Waiver.

           The parties agree that this common goal will also be advanced through extension of the inter-party waiver of liability to other participants in the payload processing activities and STS Operations. Accordingly, the parties agree to extend the waiver as set forth in
           Section 8a above to the other party's and NASA's contractors and subcontractors at every tier, as third party beneficiaries, whether or not such contractors or subcontractors causing damage bring property or employees to SHI's SPPF or retain title to other interest in property provided by them to be used, or otherwise involved, in the payload processing and Launch Activity. Specifically, the parties intend to protect these contractors and subcontractors from claims, including "products liability" claims, which might otherwise be pursued by the parties, or the contractors or subcontractors of the parties, or other customers of SHI or the contractors or subcontractors of such other customers. Moreover, it is the intent of the parties that each will take all necessary and reasonable steps to foreclose claims for damage by any participant in a payload processing and Launch Activity, under the same conditions and to the same extent as set forth in Section 8a above, except for claims between INTOSPACE and its contractors or subcontractors and claims between SHI and its contractors and subcontractors.

      c.   Broad Construction of Inter-Party Waiver.

           The parties intend that the inter-party waiver of liability set forth above be broadly construed to achieve be intended objectives.

      d.   Definitions of "payload processing activity" and "STS Operations".

           "Payload processing activity" means all activity conducted at the SPPF or a NASA facility associated with the preparation of the payload(s) (including but not limited to the Exhibit A experiments) for launch and SHI and/or NASA storage of all or a portion of the payload(s), and the handling and transportation of all or a portion of the payload(s) outside the confines of SHI's facility by SHI, NASA, or their contractors or subcontractors:

           "STS Operations" means:

           A.    All Space Shuttle System Activity

           B.    All payload operations

           C. Use of all tangible personal property (including ground support, test, training and simulation equipment related to A & B above).

           D.  Research,  design,  development,  test,  manufacture,   assembly,
               integration, transportation, or use of materials related to the above items, A, B & C.

           E. Performance of any activities related to A through D.

      e. The protection of cross waiver of liability for STS Operations herein agreed to shall cover a period of time during which STS Operations are being performed as follows:

           Beginning with the signature of an Agreement or Arrangement with NASA for Space Transportation System services and (i) when any employee, payload or property arrives at a United States Government Installation, or (ii) during transportation of such to the installation by a United States Government Conveyance, or (iii) at ingress of such into an Orbiter, for the purpose of fulfilling such Agreement or Arrangement, or (iv) the commencement of extravehicular activities by the Shuttle Crew for the purpose of retrieval of the payload, whichever occurs first and Ending with regard to any employee, payload or property, when such employee, payload or property departs (i) a U.S. Government Installation, or (ii) the Orbiter if it lands at other than such Installation, or (iii) a U.S. Government conveyance which transports the employee and/or payload and related property from such Installation or Orbiter.

      f.   Risk of Patent Infringement

           (i) SHI agrees to indemnify INTOSPACE, its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against INTOSPACE by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by INTOSPACE which are attributable to products, processes or articles of manufacture used in the facilities and Services to be furnished to INTOSPACE by SHI hereunder.

           (ii) INTOSPACE agrees to indemnify SHI and NASA, their officers, employees and agents against any United States Patent infringement costs (including, but not limited to, judgment against SHI by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administration claim) incurred by SHI and/or NASA which are attributable to products, processes or articles of manufacture used in Exhibit A experiments and any supporting equipment and facilities brought to the SHI SPPF by INTOSPACE or INTOSPACE's contractors or subcontractors and any activity performed at SHI or NASA facilities by INTOSPACE or INTOSPACE's contractors or subcontractors and any activity performed at SHI or NASA facilities by INTOSPACE or INTOSPACE's contractors or subcontractors.

      g.   Limitation of SHI and INTOSPACE Liability

           Notwithstanding any other provisions herein, to the extent that a risk of damage is not dealt with expressly in this Agreement, SHI's and INTOSPACE's liability under this Agreement, whether or not arising as a result of an alleged breach of this Agreement, shall be limited to direct damages only and shall not include any loss of revenue, profits or other indirect or consequential damages.

10.   Assistance with Third Party Claims

      In the event a third party claim is asserted against SHI or INTOSPACE as a result of patent infringement, use of proprietary data, or damage, including claims of their respective contractors or subcontractors, arising from or in connection with the Services provided by SHI under this Agreement, SHI and INTOSPACE each agree to give prompt notice to the other of any such claim and agree to provide each other with any assistance practicable in the defense against such claim. If a claim asserted against one party is a claim under this Agreement, the party who has agreed to indemnify shall have the right to intervene and defend, the right to control litigation of, and the right to determine the appropriateness of any settlement related to such claim.

11.   Warranties

      SHI makes no warranties of any kind, express or implied, including any implied warranty of merchantibility or fitness for a particular purpose.

12.   Publicity relating to Agreement

      In cases where one Party intends to use results obtained from this Agreement or advertise his role in this Agreement, it shall first request the other Party for its prior written approval, which shall not be unreasonably withheld.

13.   Applicable Law

      The Agreement shall be governed by German law, except to the extent that an issue involves the U.S. Federal Government, in which case US Federal law shall apply.

14.   Arbitration/Disputes

      Disputes arising out of the interpretation or execution of this Agreement which cannot be resolved by negotiation shall, at the request of either Party, (after giving 30 days notice to the other Party) be submitted to arbitration. The arbitration tribunal shall sit in Hannover, Germany. Disputes shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in conformity with those Rules. The decision to submit a dispute shall not excuse either party from the timely performance of its obligations hereunder which are not the subject matter of the dispute. Further, if the lack of resolution of the matter in dispute will adversely impact the timely completion of preparation for launch activities, INTOSPACE and SHI will perform the matter in dispute in the manner determined by SHI, within the framework of this Agreement and without prejudice to the final resolution of the matter in dispute.

15.   Termination of Services

      Both parties have the right to terminate this Agreement pursuant to the following conditions only:

      a.    SHI may terminate this Agreement:

           (i) In the event ESA delivers any payload described in the SOW so late beyond the mutually agreed upon delivery date that SHI, in its sole reasonable judgment, is unable to process such payload in time to meet the launch schedule, SHI will terminate this Agreement and shall retain all payments made by INTOSPACE to the date of termination, and INTOSPACE is further liable for all costs incurred by SHI as a result of such ESA failure, or

           (ii) In the event of a material breach by INTOSPACE which INTOSPACE fails to cure the breach within a reasonable time after written notice received from SHI (or immediately upon a non-curable breach), in which case SHI shall retain all payments made to the date of the termination, and INTOSPACE is further liable for all costs incurred by SHI resulting from INTOSPACE's breach of the Agreement or,

           (iii)as a result of any actions or inactions by NASA which prevent the manifesting of the Exhibit A experiments on STS-95, in which case SHI shall be entitled to all applicable payments hereunder received, plus the Integration and Optional Services (if any) actual costs incurred up to the time of termination, as well as all termination charges which may be imposed by third parties (such as NASA or SHI subcontractors).

      b.   INTOSPACE may terminate this Agreement:

           (i) without cause at any time before installation of the Exhibit A experiments into the SHI module upon sufficient written notification to SHI of such intent, in which case INTOSPACE shall be liable for and SHI shall retain all applicable payments hereunder received, plus the Integration and Optional Services (if any) actual costs incurred up to the time of termination, as well as all termination charges which may be imposed by third parties (such as NASA or SHI subcontractors), or,

           (ii) in the event of material breach by SHI which SHI fails to cure in a reasonable time after written notice of such material breach is received from INTOSPACE, in which case INTOSPACE will be relieved from making any further payments to SHI subsequent to the material breach hereof.

      c. Termination In Special Cases: INTOSPACE may at any time terminate this Agreement by giving written notice with immediate effect in any of the following events:

           (i) if SHI becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards bankruptcy may be taken against it by its creditors;

           (ii) if SHI resorts to fraudulent practices in connection with the contract, especially by deceit concerning the nature, quality or quantity of the supplies, and the methods or processes of manufacture employed or by the giving or offering of gifts or remuneration for the purpose of bribery to any person in the employ of an ESA Member State or of ESA or acting on its behalf, irrespective of whether such bribes or remuneration are made on the initiative of SHI or otherwise.

16.        Assignments

      a. Assignment, delegation or use as security on a first mortgage of this Agreement or rights or duties hereunder by SHI is hereby consented to by INTOSPACE.

      b. INTOSPACE shall not assign to another person or entity any of its rights under this Agreement, including but not limited to rights for services related to scheduled launches, except to ESA for the Exhibit A experiments, and as otherwise expressly agreed to by SHI in writing, and as may be required pursuant to law.

      c. In the event that INTOSPACE receives notice that this Agreement has been assigned to a lending institution, INTOSPACE agrees (1) to acknowledge such assignment; (2) that any Agreement or agreement so assigned may neither be amended in any material respect nor terminated by INTOSPACE without the prior consent of such lending institutions; and (3) to promptly notify the lending institutions of any default by SHI and provide the lending institution with a reasonable opportunity for the cure of such default.

17.       Notices

      All notices, requests, demands, and other communication hereunder shall be in writing and shall be either (1) personally delivered, (2) sent by mail or reputable overnight delivery service, or (3) transmitted by facsimile machine as follows:

      To SHI:                 Nelda Wilbanks
                        Contracts Administrator
                        SPACEHAB, Inc.
                        1595 Spring Hill Road, Suite 360
                        Vienna, VA  22182

      To INTOSPACE:     Thomas Hauschild
                        INTOSPACE GmbH
                        Sophienstrasse 6
                        D-30159 Hannover 1 Germany

      The effective date of each notice, demand, request or other communication shall be deemed to be: (1) the date of receipt if delivered personally or by mail or overnight delivery service, or (2) the date of transmission if by facsimile. Either party may change its address or designee for purposes hereof by informing the other party in writing of such action and the effective date of such change.

18.   Force Majeure

      Neither party shall be liable for delays or breaches hereof resulting from events or acts beyond the control of such party, including but not limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, and natural disasters. Upon the occurrence of such event, the party whose performance is affected shall use reasonable efforts to notify the other party of the nature and extent of any such condition and negotiate its affects.

19.   INTOSPACE/ESA Agreement

      This agreement is subject to the terms and conditions of the INTOSPACE/ESA Contract No. 12177/96, a copy of which is provided to SHI and hereby incorporated as an integral part of this Agreement as Appendix I.

      Amendments to the INTOSPACE/ESA Contract No. 12177/96 to accommodate the APCF, BIOBOX, SSD/MOMO, and Accelerometer payloads must be reviewed and approved in writing by SHI. Upon such approval, the INTOSPACE/ESA Contract No. 12177/96, as amended, will be incorporated into this Agreement.

20.   Complete Agreement

      This Agreement constitutes the complete agreement and understanding with respect to the subject matter hereof between the parties.

      INTOSPACE                           SHI, Inc.


      BY: J.K. von der Lippe           By:   /s/ David  Rossi

      Name:/s/ J.K. von der Lippe      Name: /s/ David  Rossi

      Title: Managing  Director        Title: Sr.Vice President

                                  EXHIBIT A
                               Experiment List


1.     ESA's Advanced Gradient Heating Facility (AGHF)
2.     ESA's Facility for Adsorption and Surface Tension studies (FAST)
3. ESA's Self-Standing Drawer/Morphological Transition and Model Substances experiment (SSD/MOMO)
4.     ESA's Advanced Protein Crystallization Facility (APCF), two units
5.     ESA's BIOBOX
6.     SPACEHAB provided Accelerometer

The following table provides a more detailed listing of experiment-chargeable items as defined on Page 7 of the SPACEHAB SSUP Program Status presentation, dated May 1996. This table should be used during Mission Complement Assessment
(MCA) process to assist SPACEHAB, Inc. in determining experiment-chargeable mass for pricing. In general, only SPACEHAB provided hardware (e.g., cables, ducts, locker, rack) which interfaces directly with the experiment is not considered to be experiment-chargeable mass.

--------------------------------------------------------------------------------------------------------------
           EXPERIMENT-CHARGEABLE MASS                    MODULE SYSTEMS MASS (Non Experiment-Chargeable)
--------------------------------------------------------------------------------------------------------------
All customer-provided hardware                         None
--------------------------------------------------------------------------------------------------------------
Locker and adapter plate                               None
--------------------------------------------------------------------------------------------------------------
Locker trays and foam                                  None
--------------------------------------------------------------------------------------------------------------
Soft stowage(R) bag and mounting hardware (support     None
plate/straps)
--------------------------------------------------------------------------------------------------------------
Experiment adapter and mounting plates (single,        None
double, triple)
--------------------------------------------------------------------------------------------------------------
% of rack structure used by experiment front panels    Rack FSS
--------------------------------------------------------------------------------------------------------------
Rack adaptive hardware*                                None
--------------------------------------------------------------------------------------------------------------
Power cables from EXCP to bulkhead mounted experiment  None
--------------------------------------------------------------------------------------------------------------
Power cables from EPSU to rack mounted experiment      EPSU, Rack DC power cables (Subfloor-RUIP, RUIP-EPSU,
                                                       EPSU-EPDP),Rack AC power cables (Subfloor-RUIP,
                                                       RUIP-EPSU, EPSU-EWPP)
--------------------------------------------------------------------------------------------------------------
Data cables from EXCP or SCU to bulkhead mounted       SCU,  SCU-EXCP  data cable, SCU-EXCP power cable
expreiment
--------------------------------------------------------------------------------------------------------------
Data cables from RUIP or EPDP to rack mounted          EPDP,  Rack  data  cables (Subfloor-RUIP,  RUIP-EPDP,
experiment                                             EPDP-DATM, PGSC EC, DATM PGSC EC-EPDP), SCU,SCU-RUIP
                                                       data cable, SCU-Subfloor data cable
--------------------------------------------------------------------------------------------------------------
Video cables from VSU to experiment                    VSU, VSU-EXCP video cable
--------------------------------------------------------------------------------------------------------------
Water  cooling  loop supply and return lines to        Rack Water Cooling System(EWPP, EHX, lines and water)
rack experiment interface
--------------------------------------------------------------------------------------------------------------
EWPP mounting plate and water cooling loop supply      Water  Cooling  System
and return lines to unique locker experiment           (EWPP, EHX, lines and water)
interface
--------------------------------------------------------------------------------------------------------------
Suction air cooling  ducting from stubs to rack        Rack Suction Cooling System (Fan assembly, main mounted
experiment                                             supply duct with stubs)
--------------------------------------------------------------------------------------------------------------
Vacuum vent line from module overhead valve to         Module overhead vacuum vent valve
experiment interface, SH provided isolation valve
--------------------------------------------------------------------------------------------------------------
GFE items (e.g., camera, camcorder, PGSC, rack foot    None
restraint).Total mass of dedicated GFE items is
charged to experiment. Mass of shared GFE items is
allocated by the experiment's total weight percentage
of the total payload mission mass.
--------------------------------------------------------------------------------------------------------------
*Not charged to experiment if a Spacelab reflight payload

17

                 SHI-INTOSPACE (ESA) Statement of Work:

I.    General Description of SHI Integration and Flight Services

      SHI will provide and maintain a pressurized module ("SPACEHAB") that fits in the cargo bay of the National Aeronautics and Space Administration's ("NASA") Space Shuttle Orbiter ("Shuttle") to act as the carrier and interface between the Shuttle and the Self-Standing Drawer / Morphological Transition and Model Substances ("SSD/MOMO") payload. Power, thermal control, command and data management, environmental control, and structural support facilities and systems are available to support the SSD/MOMO. Adaptive SPACEHAB rack hardware to permit physical integration of the SSD/MOMO into the SPACEHAB are also provided by SHI. The SSD/MOMO will be analytically, physically and operationally integrated with other user payloads into the SPACEHAB. SHI services will include SSD/MOMO launch into orbit, in-orbit operation by a trained flight crew, return of SSD/MOMO to the launch site and to the SPACEHAB Payload Processing
      Facility (SPPF), deintegration of all SSD/MOMO hardware, and return of SSD/MOMO hardware to ESA. All SHI (and NASA) provided services for the
      SSD/MOMO  are  considered  "standard"  and are  included  in  SHI's  basic contract price. There are no known requirements for SPACEHAB or NASA-provided "optional" services (e.g. late access/early retrieval) for the SSD/MOMO payload.

II.   Responsibilities of SPACEHAB, Inc. (SHI)

      A. Provision of Standard Services

      In support of the flight of the ESA-sponsored SSD/MOMO experiment aboard the SPACEHAB module on STS 84, SHI shall perform the following "standard" services.

      1. Provision of the required agreements with NASA to provide Space Shuttle transportation on STS-84.

      SHI will negotiate and execute all agreements with NASA which are required to manifest the SSD/MOMO experiment aboard SPACEHAB on STS 84. SHI will pay NASA's required transportation charges according to established payment methods and milestones.




      2.  Provision of Experiment  Interface  Definition and Analytical
      Integration

      SHI will assess ESA developed  SSD/MOMO data,  performance  analyses,  and
      SPACEHAB  subsystem  resource   requirements  and  perform  the  following
      experiment requirements synthesis and analysis tasks:

      a. Development of the core  SPACEHAB/SSD/MOMO  Interface  Control Document
      (ICD); the ICD Appendix A (Ground Operations Interface Requirements); the ICD Appendix B (Safety/Verification Requirements); and the ICD Appendix C (Flight Operations Interface Requirements).

      b. Integration and submittal of flight and ground safety review packages to NASA (Phase II, III) as required.

      c. Development of experiment stowage requirements.

      d. Analysis of all experiment test/analytical data as it pertains to the physical (structural) interface with the SPACEHAB rack and module.

      e. Performance of a mass/center of gravity (c.g.) analysis.

      f. Performance of an experiment materials analysis.

      g. Performance of an experiment SPACEHAB resource requirements assessment.

      3. Provision of Mission Analytical Integration

      Based upon the SSD/MOMO's data and operational requirements, provided by ESA, SHI will locate the SSD/MOMO in a SPACEHAB rack within the SPACEHAB pressurized volume (with a compatible complement of payloads), will integrate the SSD/MOMO resource requirements and safety data with those of other payloads, and will develop flight procedures and timelines for operation of the experiment in-orbit. Specifically, SPACEHAB will perform the following mission integration tasks for ESA:

      a. Development of an integrated Mission Requirements and Allocations Document (MRAD) which incorporates the SPACEHAB module and Shuttle mission resource requirements necessary for the successful implementation of SSD/MOMO experiment objectives.

      b Development and submittal to NASA of the required Shuttle Payload Integration Plan (PIP) data as it pertains to the SSD/MOMO requirements for Shuttle resources.

      c. Development and implementation of an integrated Crew Training Plan which includes documentation of all requirements for SSD/MOMO flight crew training, scheduling of all SSD/MOMO crew training sessions with the NASA Training Coordinator, coordination of all SSD/MOMO training sessions with the affected SSD/MOMO Principle Investigators and Payload Element Developers, and direction of all integrated timeline training sessions at the SPPF.

      d. Development and production of a flight qualified SSD/MOMO Experiment Operations Checklist (EOC) for onboard use by the flight crew.

      e. Development of SSD/MOMO crew activity timeline inputs for inclusion by NASA in the integrated Shuttle Crew Activity Plan.

      f. Integration of ESA-provided SSD/MOMO flight and ground safety data into mission safety packages for review by the NASA Flight and Ground Payload Safety Review Boards.

      g. Representation of ESA and the SSD/MOMO to NASA at all NASA payload integration process forums and meetings, including payload safety reviews.

      4. Provision of Hardware Physical Integration and Deintegration

      This category involves the preparation for and execution of SSD/MOMO-to-SPACEHAB and SPACEHAB-to-Shuttle physical integration and deintegration tasks to support the SSD/MOMO's flight on STS 84. It includes logistics and ground operations planning, ground procedures development, integrated schedule development, hardware physical installation, and ESA personnel accommodation elements. The activities associated with this function are performed within the SPACEHAB Payload Processing Facility (SPPF) at Cape Canaveral, Florida. Specifically, SHI will provide to ESA the following services:

      a. Coordination of shipping and receiving of flight and training hardware to and from the SPPF.

      b. Provision of a SPPF Customer Work Area with the necessary security and administrative/laboratory equipment to control, store and prepare for flight all SSD/MOMO parts, experiment materials and supporting equipment.

      c. Provision at the SPPF of a high fidelity mockup of the SPACEHAB module for use in experiment interface checks and in integrated timeline training with the flight crew.

      d. Integration of the SSD/MOMO into the SPACEHAB rack and into the SPACEHAB module and performance of a SPACEHAB resource accommodations Interface Verification Test (IVT) prior to the module's delivery to KSC; and deintegration of the same hardware following the SPACEHAB module's post-flight return to the SPPF.

      5. Provision of Flight Operations Support

      For the Flight Phase, SHI will provide accommodations for ESA and INTOSPACE management, technical and scientific personnel in the Mission Control Center (MCC) at the NASA Johnson Space Center. The following services will be provided at the MCC:

      a. Physical accommodations for personnel to monitor real-time operations during the Prelaunch, Flight, and Postlanding phases of the STS 84 mission.

      b. Telemetry, voice and video data as required to monitor the progress of the SSD/MOMO experiment operations over the duration of the mission.

      c. Provision of a Mission Console Handbook which provides administrative, technical and logistics information about the SSD/MOMO and other experiments aboard the SPACEHAB module as well as about the cadre of NASA, ESA, INTOSPACE and SHI personnel supporting the mission.

      d.   Administrative   services  for   acquiring/copying   and  routing  of
      mission-related data and correspondence to local and remote locations.

      6. Provision of Support to Post-Flight Data Analysis

      SHI will provide or coordinate the provision of the required historical SSD/MOMO flight data and timeline information in support of SSD/MOMO post flight analysis activities.

      8. Provision of SSD/MOMO Project Management

      To organize, schedule and manage the provision of the standard and optional services as described above, SHI shall provide the following SSD/MOMO project management personnel and methods:

      a. SHI will designate an SHI Contract Development and Implementation Manager (CDIM) who will be responsible for coordinating with the INTOSPACE CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract. The CDIM will:

      1.) Coordinate SHI inputs to the development and maintenance of this contract with INTOSPACE and ESA personnel as required

      2.)  Establish  methods  for  communication  of  contract   implementation
      activities to all participants (e.g. teleconferences, e-mail lists, key meetings).

      b. SHI will designate an SHI SSD/MOMO Payload Coordinator (PC) for the SSD/MOMO experiment. The PC will:

      1.) Be the principal SHI advocate for the successful flight of the SSD/MOMO.

      2.) Be responsible for coordinating with the SHI, ESA, and NASA technical points of contact all SHI support related to the technical and operational implementation of the standard services described above.

      3.) Be responsible for the  identification and resolution of all technical
      and  operational   issues   pertaining  to  the  flight  of  the  SSD/MOMO
      experiment.

      9. Provision of SSD/MOMO Project Reporting

      In order to facilitate the routine exchange of mission integration and scheduling information and a team-oriented approach to problem identification and resolution, the following methods of communication will be established:

      a. The PC will hold biweekly teleconferences with key project participants to plan and/or status integration activities and to resolve issues.

      b. The PC will  develop and  maintain a detailed,  date-specific  SSD/MOMO
      Integration   Milestones   Template   (IMT)  which   identifies   all  key
      deliverables as well as all key mission preparation milestones.

      c. The SHI CDIM will provide monthly reports to INTOSPACE on the status of SSD/MOMO mission integration activities.

      B. Provision of Optional Services

      There  have  been  no  optional  services   identified  for  the  SSD/MOMO
      experiment flight aboard SPACEHAB on STS 84.

III.  Responsibilities of INTOSPACE

      INTOSPACE will serve as ESA's administrative agent for establishing a contract relationship with SHI. Therefore, it is INTOSPACE's responsibility to establish and maintain this contract directly with SHI, on ESA's behalf, in order for ESA to obtain from SHI the necessary lease and integration services required for the successful flight of the SSD/MOMO in the SPACEHAB module. Acting in this capacity, INTOSPACE will:

      A. Facilitate ESA's completion of the following critical preparatory functions in support of the flight of the SSD/MOMO experiment:

      1. Timely selection and identification of all ESA-sponsored PI's

      2. Timely selection of all MOMO hardware and materials for flight in the SSD facility. All SSD/MOMO hardware and experiment materials shall conform to established NASA payload safety requirements documentation and are subject to review and approval by the NASA Flight and Ground Safety Review Boards.

      3. Timely coordination with the SHI Payload Coordinator in the development of experiment functional objectives and flight and ground operations protocols and procedures.

      4. Timely delivery of all SSD/MOMO to the SPPF for preflight processing.

      5.  ESA  support  to  meetings,  teleconferences,   flight  crew  training
      sessions, integrated mission simulations and real-time missions operations

      6. Designation of ESA technical points of contact who will be responsible for coordinating with the SHI Payload Coordinator all technical activities to be performed under this Agreement

      B. Designation of an INTOSPACE Contract Development and Implementation Manager (CDIM) who will be responsible for coordinating with the SHI CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract.

      C. Establishment and maintenance of the required contract(s) with ESA to facilitate ESA sponsorship of the flight of the SSD/MOMO on STS 84.

      D. Establishment and maintenance of the required contract with SHI to obtain SHI lease and integration services necessary for the flight of the SSD/MOMO in SPACEHAB on STS 84

      E.  Receipt  of  established  contract  milestone  payments  from  ESA and
      provision  of  established   contract   milestone   payments  to  SHI  for
      performance of these required services.